Exhibit 10.1

GOSSAMER BIO, INC. 2019 INCENTIVE AWARD PLAN

RESTRICTED STOCK Unit Grant Notice

Capitalized terms not specifically defined in this Restricted Stock Unit Grant Notice (the “Grant Notice”) have the meanings given to them in the 2019 Incentive Award Plan (as amended from time to time, the “Plan”) of Gossamer Bio, Inc. (the “Company”).

The Company hereby grants to the participant listed below (“Participant”) the Restricted Stock Units described in this Grant Notice (the “RSUs”), subject to the terms and conditions of the Plan and the Restricted Stock Unit Agreement attached hereto as Exhibit A (the “Agreement”), both of which are incorporated into this Grant Notice by reference.

Participant:
Grant Date:
Number of RSUs:
Vesting Commencement Date:
Vesting Schedule:	[To be specified in individual award agreements]

By electronically accepting this document, Participant agrees to be bound by the terms of this Grant Notice, the Plan and the Agreement.  Participant has reviewed the Plan, this Grant Notice and the Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of the Plan, this Grant Notice and the Agreement.  Participant has been provided with a copy or electronic access to a copy of the prospectus for the Plan.  Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, this Grant Notice or the Agreement.

Exhibit A

RESTRICTED STOCK UNIT AGREEMENT

Capitalized terms not specifically defined in this Agreement have the meanings specified in the Grant Notice, if not defined in the Grant Notice, in the Plan.

Article I.
general

1.1Award of RSUs.  The Company has granted the Restricted Stock Units (the “RSUs”) to Participant effective as of the grant date set forth in the Grant Notice (the “Grant Date”).  Each RSU represents the right to receive one Share, as set forth in this Agreement.  Participant will have no right to the distribution of any Shares until the time (if ever) the RSUs have vested.

1.2Incorporation of Terms of Plan.  The RSUs are subject to the terms and conditions set forth in this Agreement and the Plan, which is incorporated herein by reference.  In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan will control.

1.3Unsecured Promise.  The RSUs will at all times prior to settlement represent an unsecured Company obligation payable only from the Company’s general assets.

Article II.
VESTING; forfeiture AND SETTLEMENT

2.1Vesting; Forfeiture.  The RSUs will vest according to the vesting schedule in the Grant Notice (the "Vesting Schedule"), except that any fraction of an RSU that would otherwise be vested will be accumulated and will vest only when a whole RSU has accumulated.  In the event of Participant’s Termination of Service for any reason, all unvested RSUs will immediately and automatically be cancelled and forfeited, except as otherwise determined by the Administrator or provided in a binding written agreement between Participant and the Company.  Unless and until the RSUs have vested in accordance with the Vesting Schedule set forth in the Grant Notice, Participant will have no right to any distribution with respect to such RSUs.

2.2Settlement.

(a)RSUs will be paid in Shares as soon as administratively practicable after the vesting of the applicable RSU, but in no event more than sixty (60) days after the applicable vesting date.  Notwithstanding the foregoing, the Company may delay any payment under this Agreement that the Company reasonably determines would violate Applicable Law until the earliest date the Company reasonably determines the making of the payment will not cause such a violation (in accordance with Treasury Regulation Section 1.409A-2(b)(7)(ii)), provided the Company reasonably believes the delay will not result in the imposition of excise taxes under Section 409A.

(b)All distributions shall be made by the Company in the form of whole shares of Common Stock.

(c)Neither the time nor form of distribution of Shares with respect to the RSUs may be changed, except as may be permitted by the Administrator in accordance with the Plan and Section 409A of the Code and the Treasury Regulations thereunder.

Article III.
TAXATION AND TAX WITHHOLDING

3.1Representation.  Participant represents to the Company that Participant has reviewed with Participant’s own tax advisors the tax consequences of this Award and the transactions contemplated by the Grant Notice and this Agreement.  Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents.

3.2Tax Withholding.

(a)Participant acknowledges that Participant is ultimately liable and responsible for all taxes owed in connection with the RSUs, regardless of any action the Company or any Subsidiary takes with respect to any tax withholding obligations that arise in connection with the RSUs (the “Tax Withholding Obligation”).  Neither the Company nor any Subsidiary makes any representation or undertaking regarding the treatment of any tax withholding in connection with the awarding, vesting or payment of the RSUs or the subsequent sale of Shares.  The Company and the Subsidiaries do not commit and are under no obligation to structure the RSUs to reduce or eliminate Participant’s tax liability.

(b)(i)Notwithstanding anything to the contrary contained in the Plan or this Section 3.2, unless Participant has a valid 10b5-1 plan in place directing the sale of Shares to cover such Tax Withholding Obligation, the Tax Withholding Obligation shall automatically, and without further action by Participant, be satisfied by having the Company withhold taxes from the proceeds of the sale of the Shares through a mandatory sale arranged by the Company on Participant’s behalf.  In the event Participant’s Tax Withholding Obligation will be satisfied under this Section 3.2(b), then the Company shall instruct any brokerage firm determined acceptable to the Company for such purpose to sell on Participant’s behalf a whole number of shares from those Shares issuable to Participant upon settlement of the RSUs as is required to generate cash proceeds sufficient to satisfy Participant’s Tax Withholding Obligation (with such Tax Withholding to be calculated based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes as of the date of delivery).  Participant acknowledges that the instruction to the broker to sell Shares pursuant to this Section 3.2(b) is intended to comply with the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act and to be interpreted to comply with the requirements of Rule 10b5-1(c)(1) under the Exchange Act (the “10b5-1 Arrangement”). This 10b5-1 Arrangement is being adopted to permit the Company to sell (on Participant’s behalf) a number of Shares issuable to Participant upon the settlement of the RSUs sufficient to pay the Tax Withholding Obligation that arises as a result of the vesting or settlement of the RSUs. Participant hereby acknowledges that the broker is under no obligation to arrange for such sale at any particular price. Participant hereby appoints the Company as Participant’s agent and attorney-in-fact to instruct the broker with respect to the number of Shares to be sold under this 10b5-1 Arrangement. Participant acknowledges that it may not be possible to sell Shares during the term of this 10b5-1 Arrangement due to (A) a legal or contractual restriction applicable to Participant or to the broker, (B) a market disruption, (C) rules governing order execution priority on the stock exchange on which the Shares are traded, (D) a sale effected pursuant to this 10b5-1 Arrangement that fails to comply (or in the reasonable opinion of the broker’s counsel is likely not to comply) with Rule 144 under the Securities Act or would result in a short-swing profit under Section 16 of the Exchange Act, or (E) the Company’s determination that sales may not be effected under this 10b5-1 Arrangement.

(ii)This 10b5-1 Arrangement shall terminate as to the Award on the earliest of: (A) completion of the final sale of Shares withheld pursuant to this Section 3.2(b) following the final vesting date attributable to the Award; (B) termination of the Award; (C) the date of Participant’s death; or (D) as soon as practicable after (but in no event later than the end of the next business day following the announcement of (1) a tender or exchange offer for shares of Common Stock by the Company or any other person, or (2) a merger, acquisition, recapitalization or comparable transaction as a result of which Common Stock is to be exchanged or converted into shares of another company).

(iii)Participant represents that (A) Participant is not presently aware of any material nonpublic information about the Company or its securities; (B) Participant is entering into this Agreement and the 10b5-1 Arrangement in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1 or any other provision of any federal, state or foreign securities laws or regulations; (C) Participant shall have full responsibility for compliance with (1) any reporting requirements under Section 13 or 16 of the Exchange Act, (2) the short-swing profit recovery provisions under Section 16 of the Exchange Act, and (3) any federal, state or foreign securities laws or regulations concerning trading while aware of material nonpublic information; and (D) Participant is aware that in order for this 10b5-1 Arrangement to constitute an instruction pursuant to Rule 10b5-1(c), Participant must not alter or deviate from the terms of the instruction in this Section 3.2(b) (whether by changing the amount, price, or timing of any purchase or sale hereunder), exercise any subsequent discretion over the terms hereof or enter into or alter a corresponding or hedging transaction with respect to the Common Stock to be sold pursuant to this instruction or any securities convertible into or exchangeable for such Common Stock.

(iv)Participant acknowledges that this 10b5-1 Arrangement is subject to the terms of any policy adopted now or hereafter by the Company governing the adoption of 10b5-1 plans. Participant's acceptance of the Award constitutes the Participant's instruction and authorization to the Company and any brokerage firm to complete the transactions described in this Section 3.2(b).

(c)To the extent that the Tax Withholding Obligation is not fully satisfied pursuant to Section 3.2(b) or Section 3.2(b) does not apply, the Company has the right and option, but not the obligation, to treat Participant’s failure to provide timely payment in accordance with the Plan of any withholding tax arising in connection with the RSUs as Participant’s election to satisfy all or any portion of the withholding tax by requesting the Company retain Shares otherwise issuable under the Award (provided, however, that if Participant is subject to Section 16 of the Exchange Act at the time the tax withholding obligation arises, the prior approval of the Administrator shall be required for any election by the Company pursuant to this Section 3.2(c)).

Article IV.
other provisions

4.1Award Not Transferable. Without limiting the generality of any other provision hereof, the Award shall be subject to the restrictions on transferability set forth in Section 9.1 of the Plan.

4.2Adjustments.  Participant acknowledges that the RSUs and the Shares subject to the RSUs are subject to adjustment, modification and termination in certain events as provided in this Agreement and the Plan.

4.3Notices.  Any notice to be given under the terms of this Agreement to the Company must be in writing and addressed to the Company in care of the Company’s Secretary at the Company’s principal office or the Secretary’s then-current email address or facsimile number.  Any notice to be given under the terms of this Agreement to Participant must be in writing and addressed to Participant at Participant’s last known mailing address, email address or facsimile number in the Company’s personnel files.  By a notice given pursuant to this Section, either party may designate a different address for notices to be given to that party.  Any notice will be deemed duly given when actually received, when sent by email, when sent by certified mail (return receipt requested) and deposited with postage prepaid in a post office or branch post office regularly maintained by the United States Postal Service, when delivered by a nationally recognized express shipping company or upon receipt of a facsimile transmission confirmation.

4.4Titles.  Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

4.5Conformity to Securities Laws.  Participant acknowledges that the Plan, the Grant Notice and this Agreement are intended to conform to the extent necessary with all Applicable Laws and, to the extent Applicable Laws permit, will be deemed amended as necessary to conform to Applicable Laws.

4.6Successors and Assigns.  The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement will inure to the benefit of the successors and assigns of the Company.  Subject to the restrictions on transfer set forth in the Plan, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

4.7Limitations Applicable to Section 16 Persons.  Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the Grant Notice, this Agreement, the RSUs will be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3) that are requirements for the application of such exemptive rule.  To the extent Applicable Laws permit, this Agreement will be deemed amended as necessary to conform to such applicable exemptive rule.

4.8Entire Agreement.  The Plan, the Grant Notice and this Agreement (including any exhibit hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.

4.9Agreement Severable.  In the event that any provision of the Grant Notice or this Agreement is held illegal or invalid, the provision will be severable from, and the illegality or invalidity of the provision will not be construed to have any effect on, the remaining provisions of the Grant Notice or this Agreement.

4.10Limitation on Participant’s Rights.  Participation in the Plan confers no rights or interests other than as herein provided.  This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and may not be construed as creating a trust.  Neither the Plan nor any underlying program, in and of itself, has any assets.  Participant will have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the RSUs, and rights no greater than the right to receive the Shares as a general unsecured creditor with respect to the RSUs, as and when settled pursuant to the terms of this Agreement.

4.11Not a Contract of Employment.  Nothing in the Plan, the Grant Notice or this Agreement confers upon Participant any right to continue in the employ or service of the Company or any Subsidiary or interferes with or restricts in any way the rights of the Company and its Subsidiaries, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise in a written agreement between the Company or a Subsidiary and Participant.

4.12Counterparts.  The Grant Notice may be executed in one or more counterparts, including by way of any electronic signature, subject to Applicable Law, each of which will be deemed an original and all of which together will constitute one instrument.

4.13Section 409A.

(a)Notwithstanding any other provision of the Plan, this Agreement or the Grant Notice, the Plan, this Agreement and the Grant Notice shall be interpreted in accordance with, and incorporate the terms and conditions required by, Section 409A of the Code (together with any Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Grant Date, “Section 409A”).  The Administrator may, in its discretion, adopt such amendments to the Plan, this Agreement or the Grant Notice or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate to comply with the requirements of Section 409A.

(b)This Agreement is not intended to provide for any deferral of compensation subject to Section 409A of the Code, and, accordingly, the Shares issuable pursuant to the RSUs hereunder shall be distributed to Participant no later than the later of:  (A) the fifteenth (15th) day of the third month following Participant’s first taxable year in which such RSUs are no longer subject to a substantial risk of forfeiture, and (B) the fifteenth (15th) day of the third month following first taxable year of the Company in which such RSUs are no longer subject to substantial risk of forfeiture, as determined in accordance with Section 409A and any Treasury Regulations and other guidance issued thereunder.

4.14Governing Law. The provisions of the Plan and all Awards made thereunder, including the RSUs, shall be governed by and interpreted in accordance with the laws of the State of Delaware, disregarding choice-of-law principles of the law of any state that would require the application of the laws of a jurisdiction other than such state.

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